Exhibit 1.1

Execution Version

MICRON TECHNOLOGY, INC.

$1,000,000,000 2.703% SENIOR NOTES DUE 2032

$500,000,000 3.366% SENIOR NOTES DUE 2041

$500,000,000 3.477% SENIOR NOTES DUE 2051

UNDERWRITING AGREEMENT

October 18, 2021

October 18, 2021

Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA LLC
Wells Fargo Securities, LLC
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC
As Representatives of the
other several Underwriters listed
in Schedule I hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

c/o HSBC Securities (USA) Inc.
452 5th Avenue
New York, New York 10018

and

c/o Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036

Ladies and Gentlemen:

Micron Technology, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 2.703% Senior Notes due 2032 (the “2032 Notes”), $500,000,000 principal amount of its 3.366% Senior Notes due 2041 (the “2041 Notes”) and $500,000,000 principal amount of its 3.477% Senior Notes due 2051 (the “2051 Notes” and, together with the 2032 Notes and the 2041 Notes, the “Securities”). The Securities will be issued pursuant to a base indenture, dated as of February 6, 2019 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture thereto (collectively, the “Indenture”), to be dated as of the Closing Date (as defined below).

In connection with the sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-249838) including a prospectus, relating to the securities identified therein that may be issued by the Company from time to time. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement of the Company, dated October 18, 2021, relating to the Securities, and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the final prospectus relating to the Securities in the form first furnished to the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated October 18, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto. “Applicable Time” means 4:45 p.m., New York City time, on October 18, 2021.

1.Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a)No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b)The Time of Sale Information, at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Time of Sale Information and, when taken together with any other Issuer Free Writing Prospectus, the Preliminary Prospectus accompanying or delivered prior to the first delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (as defined below). The Company is in good standing in each jurisdiction identified on Schedule III hereto.

(g)This Agreement has been duly authorized, executed and delivered by the Company.

(h)The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement (assuming due authentication by the Trustee in the manner described in the Indenture), will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.

(i)The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus. The Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(j)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not conflict with or result in a breach of or violation of any of the terms or provisions of or constitute a default under any agreement or other instrument binding upon the Company or any of its “significant subsidiaries” (as defined in Regulation S-X promulgated under the Securities Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), except where such breach, violation or default would not have a Material Adverse Effect on the Company’s ability to perform its obligations under this Agreement, the Indenture or the Securities, nor will such action result in any violation of (i) the provisions of the certificate of incorporation or by-laws of the Company or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary or, to the Company’s knowledge, any applicable statute, except in the case of (ii) above, where such violation would not have a Material Adverse Effect on the Company’s ability to perform its obligations under this Agreement, the Indenture or the Securities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except for those (1) that have been, or will have been prior to the Closing Date, obtained and (2) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, except, in each case, where the failure to obtain such consents, individually or in the aggregate, would not have a Material Adverse Effect on the offering of the Securities.

(k)There has not occurred any material adverse change, or any development that could reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and Time of Sale Information.

(l)Other than as set forth in the Registration Statement, Time of Sale Information and Prospectus, (i) there are no legal or governmental proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); and (ii) to the Company’s knowledge, no such Actions are threatened by governmental authorities or by others.

(m)The statements set forth in each of the Time of Sale Information and the Final Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, fairly summarize such terms in all material respects.

(n)PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are the independent registered public accounting firm for the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(o)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Except as disclosed in the Registration Statement, Time of Sale Information and Prospectus, the Company’s internal control over financial reporting and the Company’s internal control over financial reporting was effective as of September 2, 2021 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(p)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of the quarter ended September 2, 2021.

(q)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Information and Prospectus is accurate and prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, (i) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law in any jurisdiction in which the Company or any of its subsidiaries conducts business; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve continued compliance with such laws.

(s)The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t)(i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control,

U.S. Department of State (including without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanctions authority, nor

(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”).

(ii)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)The Company and its subsidiaries are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory that is the subject of Sanctions.

(u)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Information and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)The Company has not taken, directly or indirectly, without giving effect to activities by any Underwriter, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(w)At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

2.Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of 2032 Notes, 2041 Notes and 2051 Notes, as applicable, set forth in Schedule I hereto opposite its name at a purchase price of (a) in the case of the 2032 Notes, 99.600% of the principal amount thereof (the “2032 Purchase Price”), (b) in the case of the 2041 Notes, 99.450% of the principal amount thereof (the “2041 Purchase Price”) and (c) in the case of the 2051 Notes, 99.300% of the principal amount thereof (the “2051 Purchase Price” and each of the 2032 Purchase Price, 2041 Purchase Price and 2051 Purchase Price, as applicable, the “Purchase Price”), plus accrued interest, if any, from November 1, 2021 to the Closing Date.

3.Terms of Offering. You have advised the Company that the Underwriters intend to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

4.Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available to the account specified by the Company to you at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at approximately 7:00 a.m., California time, on November 1, 2021, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed in writing by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)The representations and warranties of the Company contained herein (x) if qualified as to materiality or Material Adverse Effect, shall be true and correct and (y) in all other cases are true and correct in all material respects on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) on and as of the Closing Date.

(c)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)there shall not have occurred any material change, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

(d)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer, the chief financial officer or the corporate vice president, corporate finance of the Company, to the effect set forth in Section 5(c)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are (i) true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) as of the Closing Date with the same effect as if made on such delivery date, (ii) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (iii) since the date of the most recent financial statements included in the Registration Statement and Time of Sale Information, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement and Time of Sale Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the

Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)The Underwriters shall have received on the Closing Date an opinion of Joel L. Poppen, the Company’s General Counsel, dated the Closing Date, to the effect set forth in Exhibit B.

(g)The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h)The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, Time of Sale Information and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than October 28, 2021.

(i)Prior to the Closing Date, the Company shall have received all waivers or consents under any agreement or other instrument binding upon the Company or any of its subsidiaries, including any indenture, mortgage, deed of trust, loan agreement, stockholder agreement or other agreement that is material to the Company and its subsidiaries, taken as a whole, that are necessary for the issuance of the Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities.

6.Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex A hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, or as soon as reasonably practicable thereafter, in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)The Company will deliver, without charge, (i) to the Representatives, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference); and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects, except as may be required by applicable law.

(d)The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)Prior to the completion of the distribution of the Securities by the Underwriters contemplated hereby, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f)If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law.

(g)The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States and Canada as the Underwriters shall reasonably request in writing prior to the Closing Date, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(h)The Company will make generally available to its security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System.

(i)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and sale of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus prepared by or on behalf of, used by, or referred to by the Company and any exhibits, amendments and supplements to any of the foregoing, including all filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this

Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(k)The Company shall not, without giving effect to the activities by the Underwriters, take any action designed to or that could reasonably be expected to cause or result in any prohibited stabilization or any manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(l)The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)The Company agrees that, without the prior written consent of the Representatives, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company (other than the sale of the Securities under this Agreement).

(n)The Company shall use its commercially reasonable efforts to make the Securities eligible for clearance and settlement through The Depository Trust Company.

7.Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 1(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of that referred to in Schedule II hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of the Underwriters and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by, any untrue statement or omission or alleged untrue statement or omission based upon any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission based upon any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the third sentence of the seventh paragraph, the eighth paragraph and the ninth paragraph under the caption “Underwriting.”

(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d) or this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Securities. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

9.Recognition of the U.S. Special Resolutions Regimes: (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default

Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10.Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on the principal exchange on which such securities trade, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Idaho State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and that, singly or together with any other event specified in this Section 10, makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

If this Agreement shall be terminated by the Underwriters, or any of them, (i) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, (ii) for any reason set forth in the first paragraph of this Section 10, or (iii) if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Information, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Registration Statement, Time of Sale Information and Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.Notices. All communications hereunder shall be in writing and effective only upon receipt (a) if to the Underwriters shall be delivered, mailed or sent to you at (i) Barclays Capital, Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; (ii) Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, 17th Floor, New York, New York 10019, Attention: Debt Capital Markets; (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Office of the General Counsel, e-mail: legalnotices@mizuhogroup.com; (iv) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, e-mail: tmgcapitalmarkets@wellsfargo.com; (v) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention: Transaction Management Group, Fax: (646) 366-3229, e-mail: tmg.americas@us.hsbc.com; and (vi) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; and (b) if to the Company shall be delivered, mailed or sent to Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83716, Attention: General Counsel, Fax: (208) 368-4540, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: Erik Franks, Fax: (650) 493-6811.

17.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Page Follows]

Very truly yours,

MICRON TECHNOLOGY, INC.

By:	/s/ Greg Routin
Name: Greg Routin
Title: Treasurer
[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Barclays Capital Inc.

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Barclays Capital Inc.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Credit Agricole Securities (USA) Inc.

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Credit Agricole Securities (USA) Inc.

By:	/s/ David C. Travis
Name: David C. Travis
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Mizuho Securities USA LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Mizuho Securities USA LLC

By:	/s/ Justin T. Surma
Name: Justin T. Surma
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Wells Fargo Securities, LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

HSBC Securities (USA) Inc.

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	HSBC Securities (USA) Inc.

By:	/s/ Alexei Remizov
Name: Alexei Remizov
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2032 Notes to be Purchased	Principal Amount of 2041 Notes to be Purchased	Principal Amount of 2051 Notes to be Purchased

Barclays Capital Inc.	$100,000,000	$60,000,000	$60,000,000
Credit Agricole Securities (USA) Inc.	$100,000,000	$10,000,000	$10,000,000
Mizuho Securities USA LLC	$100,000,000	$60,000,000	$60,000,000
Wells Fargo Securities, LLC	$100,000,000	$60,000,000	$60,000,000
HSBC Securities (USA) Inc.	$80,000,000	$45,000,000	$45,000,000
Morgan Stanley & Co. LLC	$80,000,000	$45,000,000	$45,000,000
ANZ Securities, Inc.	$40,000,000	$20,000,000	$20,000,000
BNP Paribas Securities Corp.	$40,000,000	$20,000,000	$20,000,000
BofA Securities, Inc.	$40,000,000	$20,000,000	$20,000,000
Goldman Sachs & Co. LLC.	$40,000,000	$20,000,000	$20,000,000
RBC Capital Markets, LLC.	$40,000,000	$20,000,000	$20,000,000
Academy Securities, Inc.	$20,000,000	$10,000,000	$10,000,000
Citigroup Global Markets Inc.	$20,000,000	$10,000,000	$10,000,000
Credit Suisse Securities (USA) LLC	$20,000,000	$10,000,000	$10,000,000
ICBC Standard Bank Plc	$20,000,000	$10,000,000	$10,000,000
J.P. Morgan Securities LLC	$20,000,000	$10,000,000	$10,000,000
MUFG Securities Americas Inc.	$20,000,000	$10,000,000	$10,000,000
R. Seelaus & Co., LLC	$20,000,000	$10,000,000	$10,000,000
Samuel A. Ramirez & Company, Inc.	$20,000,000	$10,000,000	$10,000,000
Scotia Capital (USA) Inc.	$20,000,000	$10,000,000	$10,000,000
Siebert Williams Shank & Co., LLC	$20,000,000	$10,000,000	$10,000,000
TD Securities (USA) LLC	$20,000,000	$10,000,000	$10,000,000
U.S. Bancorp Investments, Inc.	$20,000,000	$10,000,000	$10,000,000

Total:.................................................................	$1,000,000,000	$500,000,000	$500,000,000

SCHEDULE II

Time of Sale Information

1. Term Sheet containing the terms of the Securities, substantially in the form set forth in Annex A

II-1

SCHEDULE III

Jurisdictions of Qualification of Company

Delaware
Idaho

III-1

EXHIBIT A

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, OUTSIDE COUNSEL TO THE COMPANY

[Exhibit omitted]
A-1

EXHIBIT B

FORM OF OPINION OF JOEL L. POPPEN, GENERAL COUNSEL OF THE COMPANY

[Exhibit omitted]
B-1

Annex A

Pricing Term Sheet
Dated October 18, 2021

[Annex omitted]
C-2